POWER OF ATTORNEY

THE UNDERSIGNED DIRECTOR, OFFICER AND SHAREHOLDER of Park National Corporation hereby makes, constitutes, and appoints David L. Trautman and Brady T. Burt, or either one of them, as his true and lawful attorney-in-fact to sign, for him and in his name, place, and stead, and to cause to be timely filed with the Securities and Exchange Commission, any form (including Forms 3, 4 and 5), report, or other document, and any amendment or supplement thereto, which is required to be filed or which such attorney-in-fact deems should be filed under Section 16 of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, as amended, on behalf of the undersigned and to do all other things necessary to accomplish the foregoing; and hereby grants to each such attorney-in-fact full power of substitution and hereby confirms and ratifies all that each such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 3 day of May, 2019.

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Print Name: Matthew R. Miller